Exhibit T3A-8.1

CERTIFIED A TRUE COPY

SECRETARY
CARIBBEAN CORPORATE SERVICES LTD.
ACTING BY ITS DULY APPOINTED
OFFICER ON RECORD

FORM 3

COMPANY NO. 23428

COMPANIES ACT OF BARBADOS

CERTIFICATE OF INCORPORATION

DIGICEL HOLDINGS LTD
Name of Company

I hereby certify that the above-mentioned Company, the Articles of Incorporation of which are attached, was incorporated under the Companies Act of Barbados.

Registrar of Companies

February 27th, 2004
Date of Incorporation